TERMINATION AGREEMENT
                              ---------------------


     This Agreement is made and entered into as of this 30th day of June,  1997,
among  CONVERSION  TECHNOLOGIES   INTERNATIONAL,   INC.,   ("Conversion"),   CTI
ACQSUB-II, INC. ("Sub") and OCTAGON, INC. ("Octagon").

                                R E C I T A L S:

     A. On November 18, 1996, Octagon, Conversion and Sub entered into an Agreement and Plan of Reorganization (as heretofore amended, the "Merger Agreement"), pursuant to which Octagon was to be merged with and into Sub, with Octagon continuing as a wholly-owned subsidiary of Conversion (the "Merger").

     B. The parties desire to terminate the Merger Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants among the parties, the sufficiency of which is hereby acknowledged, Conversion, Sub and Octagon hereby agree as follows:

                                    AGREEMENT

     1. Termination of Merger  Agreement.  The parties agree that (i) the Merger
        --------------------------------
Agreement is hereby terminated by the mutual consent of Conversion, Sub and Octagon, (ii) the Merger Agreement shall be of no further force and (iii) no party hereto, nor any of its stockholders, directors, officers or affiliates, shall have any liability in connection therewith; provided, however, that the
                                                    --------   -------
Confidentiality Agreements dated June 6, 1996 and June 28, 1996 between Octagon and Conversion shall remain in full force and effect.

     2. Mutual General Releases and Indemnity. (a) Conversion,  inclusive of its
        -------------------------------------
stockholders, directors, officers, employees, affiliates and agents, hereby remises, releases and forever discharges Octagon and Octagon's past and present affiliates and subsidiaries and their stockholders, directors, officers, employees and agents and each of their heirs, assigns, executors and administrators (the "Octagon Releasees") from all claims, actions, causes of action, suits, rights, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, omissions, judgments, executions and demands whatsoever in law, admiralty or equity, which against the Octagon Releasees Conversion ever had, now has or which Conversion, Conversion's affiliates, anyone claiming in a derivative capacity on behalf of Conversion and the predecessors, successors and assigns of any of them now or hereafter can, shall or may have, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated and whether based upon facts now known or unknown, direct or derivative, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time to the day of this Agreement, including, but not limited to, any and all rights and claims arising under the Merger Agreement (all of the foregoing being referred to as the "Conversion Released Claims"), excepting only all obligations of Octagon provided for or expressly reserved in this Agreement. Conversion hereby agrees to indemnify and hold harmless the Octagon Releasees and each of them from and against any and all liabilities, losses, damages, expenses, fees (including, without limitation, reasonable attorneys' fees and disbursements), settlements, awards or costs of any kind assessed against or incurred by them or any of them arising from the assertion of any Conversion Released Claim by or on behalf of Conversion or any of Conversion's affiliates, stockholders, directors, officers,


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

employees and agents and each of their predecessors, successors and assigns or anyone who is entitled to make a claim in a derivative capacity on behalf of Conversion.

     (b) Octagon, inclusive of its stockholders, directors, officers, employees, affiliates and agents, hereby remises, releases and forever discharges Conversion, CTI Acqsub-II, Inc. and Paramount Capital, Inc. and their respective past and present affiliates and subsidiaries and their stockholders, directors, officers, employees and agents and each of their heirs, assigns, executors and administrators (the "Conversion Releasees") from all claims, actions, causes of action, suits, rights, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, omissions, judgments, executions and demands whatsoever in law, admiralty or equity, which against the Conversion Releasees Octagon ever had, now has or which Octagon, Octagon's affiliates, anyone claiming in a derivative capacity on behalf of Octagon and the predecessors, successors and assigns of any of them now or hereafter can, shall or may have, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated and whether based upon facts now known or unknown, direct or derivative, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time to the day of this Agreement, including, but not limited to, any and all rights and claims arising under the Merger Agreement (all of the foregoing being referred to as the "Octagon Released Claims"), excepting only all obligations of Conversion provided for or expressly reserved in this Agreement. Paramount Capital, Inc. shall be a third-party beneficiary of this
Section 2(b). Octagon hereby agrees to indemnify and hold harmless the Conversion Releasees and each of them from and against any and all liabilities, losses, damages, expenses, fees (including, without limitation, reasonable attorneys' fees and disbursements), settlements, awards or costs of any kind assessed against or incurred by them or any of them arising from the assertion of any Octagon Released Claim by or on behalf of Octagon or any of Octagon's affiliates, stockholders, directors, officers, employees and agents and each of their predecessors, successors and assigns or anyone who is entitled to make a claim in a derivative capacity on behalf of Octagon.

     3. Fee for Octagon Past Services.  Conversion  acknowledges that during the
        -----------------------------
Executory Period (as defined in the Merger Agreement), Octagon provided certain services to Conversion, including, among other things, budget planning, budget analysis, market research, market analysis, sales support and financial planning. Conversion agrees that Octagon shall receive a credit of $558,680 in respect of such services, which is deemed by Conversion and Octagon to be fair and adequate consideration therefor, which amount shall be offset against amounts owing by Octagon to Conversion pursuant to Section 5 below. Octagon agrees that any and all work product resulting from such services is "work for hire", which is and shall remain the property of Conversion.

     4. Octagon Recruiting Fee. Conversion has expressed a desire to recruit the
        ----------------------
Octagon executives listed below and Octagon will raise no objection if Conversion hires such executives. Accordingly, Octagon shall be entitled to a recruiting fee, to be paid as an offset to amounts owing by Octagon to Conversion pursuant to Section 5 below, in an amount equal to twenty-five percent (25%) of the annual salaries of the following individuals:

                                        Annual Salaries               Fee
                                        ---------------               ---

              1.  Ken Prudhomme       $  72,000 per annum       $   18,000

              2.  Richard Hughes      $  90,000 per annum           22,500

              3.  Jack Hays           $  125,000 per annum          31,250
                                                                    ------

                                    Total                       $   71,750


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

Notwithstanding the foregoing, Octagon will be required to reimburse the recruiting fee of any of the foregoing individuals who voluntarily terminates his employment with Conversion during the four-month period following the date hereof.

     5. Offset of Note.  The parties  agree that the amounts owing by Conversion
        --------------
to Octagon pursuant to Sections 3 and 4 above are hereby satisfied in full by offsetting in full the aggregate of $630,430 of indebtedness due to Conversion from Octagon pursuant to the Loan and Security Agreement dated September 19, 1996, between Conversion and Octagon. Such $630,430 aggregate amount consists of
(i) an aggregate of $255,000 in outstanding principal and $18,788 in interest accrued through the date hereof due under the promissory note of Octagon dated September 20, 1996 and (ii) $350,000 in principal and $6,642 in interest accrued through the date hereof due under the promissory note of Octagon dated March 26, 1997, which amounts are hereby deemed paid in full and discharged.

     6.  Services by Octagon in Favor of  Conversion.  Conversion  has requested
         -------------------------------------------
that Octagon provide certain ongoing services on a fixed fee basis in certain areas, including, among others, accounting, human resources and regulatory compliance services. Octagon has agreed to provide such services in the manner and for the sums specified immediately below:

     (a) Octagon will provide Conversion with accounts payable, accounts receivable, payroll, financial reporting, treasury services and audit support services for a fixed monthly fee equal to $13,500.

     (b) Octagon will provide human resources expertise to include benefit plan administration, recruiting and general personnel support for a fixed monthly fee equal to $3,200. In addition, special, time intensive services (such as development of a 401(k) plan) shall be directed by Octagon's Vice President of Human Resources at a rate of $175 per hour; provided that such services shall be agreed upon by Conversion in writing in advance.

     (c) Octagon will provide Conversion with regulatory compliance services including environmental lobbying, EPA support and OSHA support on an as-needed basis to be provided by John Kolojeski at the rate of $155.00 per hour, provided that such services shall be agreed upon by Conversion in advance in writing.

     (d) In connection with the services provided pursuant to subparagraphs (a),
(b) and (c) above, Conversion shall also reimburse Octagon for reasonable actual out-of-pocket costs incurred in the rendering of such services, provided that Conversion agrees to the incurrence of such expenses in writing in advance.

     (e) The rights and obligations of the parties under this Section 5 may be terminated on not less than 30 days' prior written notice by either party to the other party.

     7.  Shared  Facilities   Arrangement.   Conversion  has  requested  to  use
         --------------------------------
facilities, furniture and office equipment of Octagon in Octagon's Altamonte Springs, Florida office. Octagon has agreed to provide such facilities to Conversion under the following terms:

     (a) Use of 3 to 4 offices in Octagon's facility including related fixtures, furniture, office equipment, telephone and computer services. Reimbursement shall be based on a payment by Conversion equal to Octagon's rental rate, in accordance with its lease, multiplied by the number of square feet occupied by Conversion, together with a correlative share of common area expenses within Octagon's space (i.e., such things as a reimbursement to Octagon for areas of common use such as kitchen, restrooms, office services headquarters and the like) and Octagon's external common area charges as are required to be paid by Octagon to it landlord under its lease. Presently, the parties agree that such reimbursement shall be an aggregate of

$7,500 per month. In the event of a change of the rental rate, internal common area rate and external common area rate, Conversion shall be responsible for a correlative increase in the rates predicated upon the increase for all of Octagon's space pursuant to its lease; provided that such change shall be effective only upon 30 days prior written notice to Conversion. Such shared facilities services may be cancelled by either party upon not less than 30 days' advance written notice to the other party.

     8. No Joint Venture,  Defacto Merger or Complicity.  Anything  contained in
        -----------------------------------------------
this Agreement notwithstanding, the parties expressly disclaim any form of defacto merger, joint venture or other form of joint enterprise between Conversion and Octagon. Accordingly, neither Conversion nor Octagon shall be liable for the debts, liabilities or obligations of the other, nor shall Conversion or Octagon participate in any way in the profits and losses of the other.

     9.  Applicable  Law. The rights of all parties  hereunder shall be governed
         ---------------
and decided exclusively by the laws of the State of Delaware.

     10.  Definitions of Terminology  and  Construction.  The parties agree that
          ---------------------------------------------
wherever used in this Agreement, unless the context clearly indicates a contrary intent or unless otherwise specifically provided therein, references to Conversion, Octagon and Paramount Capital, Inc. shall include their officers, directors, employees, agents, stockholders, representatives, successors and assigns of the parties hereof, and all those holding under either of them. The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

     11. Notices.  In the event of the need to provide notice by either party to
         -------
the other, such notice shall be given in writing and shall be personally delivered or mailed by first class, registered, or certified mail, return receipt requested, postage prepaid, or via telecopy to the parties at the addresses shown below:

          (a)     If to Conversion:

                  Attn:  Eckardt C. Beck
                  82 Bethany Road
                  Hazlet, New Jersey 07730
                  Telecopy:  (908) 888-3930
                  Telephone:  (908) 888-7828

                  with a copy to:

                  Perry A. Pappas, Esq.
                  Buchanan Ingersoll
                  500 College Road East
                  Princeton, New Jersey 08540
                  Telepcopy:  (609) 520-0360
                  Telephone:  (609) 987-6800

            (b)   If to Octagon:

                  Attn:  William L. Amt
                  317 South North Lake Boulevard, Suite 1024
                  Altamonte Springs, Florida 32701
                  Telecopy:  407-834-4592
                  Telephone:  407-834-9993

                  with a copy to:

                  Michael J. Sullivan, Esq.
                  Greenberg, Taurig, Hoffman, Lipoff, Rosen & Quental. P.A. 1111 N. Orange Avenue
                  Suite 2050
                  Orlando, Florida 32801
                  Telecopy:  (407) 420-5989
                  Telephone:  (407) 418-2376

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

     12. Entire  Agreement.  This Agreement  contains the entire agreement among
         -----------------
the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     13.  Severability.  In the event that any provision of this Agreement would
          ------------
be held unenforceable in any jurisdiction, such provision shall be deemed ineffective as to such jurisdiction without invalidating or causing to be unenforceable the remaining provisions of this Agreement.

     14. Benefits. This Agreement shall be binding upon and inure to the benefit
         --------
of the parties hereto and their respective successors and assigns; provided, however, that the services to be provided by Octagon hereunder may not be assigned to another party without the prior written consent of Conversion.

     15. Counterparts.  This Agreement may be signed in counterparts,  with each
         ------------
counterpart to have the force of an original instrument, but all counterparts constituting but one agreement.

      IN WITNESS WHEREOF, Conversion, Sub and Octagon have executed and delivered this Agreement on the date first set forth above.


                                          CONVERSION TECHNOLOGIES
                                            INTERNATIONAL, INC.


                                          By: /s/ Eckardt C. Beck
                                             --------------------------------
                                                Eckardt C. Beck, Chairman


                                          CTI ACQSUB-II, INC.


                                          By: /s/ Eckardt C. Beck
                                             --------------------------------
                                                Eckardt C. Beck, President


                                          OCTAGON, INC.


                                          By: /s/ William L. Amt
                                             --------------------------------
                                                William L. Amt, President